SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 20, 2002

THE KUSHNER-LOCKE COMPANY

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-17295 (Commission File Number)	95-4079057 (IRS Employer Identification No.)

8671 Wilshire Blvd., Suite 714 Beverly Hills, California (Address of Principal Executive Offices)	90211 (Zip Code)

(310) 358-5508
(Registrant’s telephone number, including area code)

Item 5. Over Events.
SIGNATURE

Item 5. Over Events.

     On August 20, 2002, The Kushner-Locke Company (the “Registrant”) received a correspondence dated August 15, 2002 from Irwin Friedman that Mr. Friedman has resigned from the Registrant’s board of directors, effective immediately.

     On August 21, 2002, the Registrant received a correspondence dated August 21, 2002 from Donald Kushner that Mr. Kushner has resigned from the Registrant’s board of directors, effective immediately.

     On August 27, 2002, the Registrant received a correspondence dated August 27, 2002 from John Lannan that Mr. Lannan has resigned from the Registrant’s board of directors, effective immediately.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2002	THE KUSHNER-LOCKE COMPANY

	By:	/s/ ALICE NEUHAUSER

Alice Neuhauser Responsible Officer